UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported)      January 19, 2005

Toreador Resources Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(I.R.S. Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [___]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [___]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [___]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2
                          (b))

        [___]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4
                          (c))

Item 3.02. Unregistered Sales of Equity Securities.

        On January 19, 2005, Toreador Resources Corporation (the "Company") issued an aggregate of 243,902 shares of the Company's common stock at the conversion price of $8.20 per share in connection with the conversion of two outstanding 7.85% Convertible Subordinated Notes in the aggregate principal amount of $2,000,000 issued by the Company on July 22, 2004. The shares of common stock issued in connection with the conversion of such notes were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

        Pursuant to the terms of the 7.85% Convertible Subordinated Notes (the "Notes"), the Company has the right to force conversion of the Notes into shares of the Company's common stock on February 22, 2005, provided that the closing price of the Company's common stock on the Nasdaq National Market for each of the 30 consecutive trading days preceding January 22, 2005 is greater than $14.35 per share. On January 13, 2005, the Company offered the option to the noteholders to exchange their Notes for the aggregate number of shares of the Company's common stock issuable upon conversion of each of their Notes and that portion of interest payable pursuant to the Notes that would otherwise be payable to the noteholders through February 22, 2005 absent conversion of their Notes prior to such date. On January 19, 2005, two of the holders of $2,000,000 aggregate principal amount of the Notes elected to exchange their Notes for an aggregate of 243,902 shares of the Company's common stock, plus cash in the aggregate amount of approximately $22,790.

_________________

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2005	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO